UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 16, 2021

ELI LILLY AND COMPANY
(Exact Name of Registrant as Specified in its Charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lilly Corporate Center
Indianapolis,	Indiana	46285
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (317) 276-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (no par value)	LLY	New York Stock Exchange
1.000% Notes due 2022	LLY22	New York Stock Exchange
7 1/8% Notes due 2025	LLY25	New York Stock Exchange
1.625% Notes due 2026	LLY26	New York Stock Exchange
2.125% Notes due 2030	LLY30	New York Stock Exchange
0.625% Notes due 2031	LLY31	New York Stock Exchange
6.77% Notes due 2036	LLY36	New York Stock Exchange
1.700% Notes due 2049	LLY49A	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2021, the Board of Directors of Eli Lilly and Company (the “Company”) elected Kimberly Johnson as a new member of the class of 2022 (with a term expiring at the 2022 annual meeting of shareholders), effective February 16, 2021. The size of the Board of Directors was increased to fifteen, effective February 16, 2021, in connection with the election of Ms. Johnson.

Ms. Johnson, age 48, currently serves as Executive Vice President and Chief Operating Officer of the Federal National Mortgage Association (“Fannie Mae”) and is a member of Fannie Mae’s Management Committee. Prior to serving as Executive Vice President and Chief Operating Officer, Ms. Johnson held various leadership positions with Fannie Mae, including Chief Risk Officer. Before joining Fannie Mae in 2006, Ms. Johnson was a Director at Credit Suisse Group AG.

Ms. Johnson holds a Bachelor of Arts in Economics from Princeton University and a Master of Business Administration in Finance from Columbia Business School.

Ms. Johnson will serve on the Compensation Committee and the Ethics and Compliance Committee. The Board of Directors has determined that Ms. Johnson is independent under applicable standards of the New York Stock Exchange and the Company’s director independence guidelines, as well as additional standards for independence required for compensation committees.

There are no arrangements or understandings between Ms. Johnson and any person pursuant to which she was selected as a director. Ms. Johnson is not a party to any transaction subject to Section 404(a) of Regulation S-K involving the Company or any of its subsidiaries. Ms. Johnson will participate in the Company’s standard director compensation program as described in the Company’s Definitive Proxy Statement, which was filed with the Securities and Exchange Commission on March 20, 2020.

On February 17, 2021, the Company issued a press release announcing Ms. Johnson’s appointment to the Board of Directors. A copy of the release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Eli Lilly and Company, dated February 17, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Anat Hakim
Name:	Anat Hakim
Title:	Senior Vice President, General Counsel and Secretary
Date:	February 17, 2021